Exhibit 10.1

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on February 23, 2021, by and between Reinvent Technology Partners, a Cayman Islands exempted company (“RTP”), and the undersigned subscriber (the “Investor”).

WHEREAS, this Subscription Agreement is being entered into in connection with the Agreement and Plan of Merger, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), by and among RTP, Joby Aero, Inc., a Delaware corporation (the “Company”), RTP Merger Sub Inc., a Delaware corporation (“RTP Merger Sub”), and the other parties thereto, pursuant to which, among other things, RTP Merger Sub will merge with and into the Company, with the Company as the surviving company in the merger and, after giving effect to such merger, becoming a wholly owned subsidiary of RTP, and RTP will change its name to “Joby Aviation, Inc.”, on the terms and subject to the conditions therein (the “Transaction”);

WHEREAS, prior to the closing of the Transaction (and as more fully described in the Transaction Agreement), RTP will domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware and Part XII of the Cayman Islands Companies Act (as Revised) (the “Domestication”);

WHEREAS, in connection with the Transaction, RTP is seeking commitments from interested investors to purchase, following the Domestication and prior to the closing of the Transaction, shares of RTP’s Class A ordinary shares, par value $0.0001 per share, as such shares will exist as Class A common stock following the Domestication (the “Shares”), in a private placement for a purchase price of $10.00 per share (“Price Per Share”);

WHEREAS, the aggregate purchase price to be paid by the Investor for the subscribed Shares (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount”; and

WHEREAS, substantially concurrently with the execution of this Subscription Agreement, RTP is entering into: (a) a separate subscription agreement with Reinvent Technology SPV I LLC acquiring Shares at the same Price Per Share with an aggregate purchase price of $90 million, and (b) a separate subscription agreement with Reinvent Capital Fund LP acquiring Shares at the same Price Per Share with an aggregate purchase price of $25 million (each, an “Insider PIPE Investor” and, such investments together, the “Insider PIPE Investment”); and (c) separate subscription agreements with certain investors (other than the Insider PIPE Investors) (the “Other Investors,” and such other subscription agreements, the “Other Subscription Agreements”) acquiring Shares at the same Price Per Share with an aggregate purchase price of $720 million (inclusive of the Subscription Amount) (together with the Insider PIPE Investment, the “PIPE Investment”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and RTP acknowledges and agrees as follows:

1. Subscription. The Investor hereby irrevocably subscribes for and agrees to purchase from RTP, and RTP hereby agrees to issue and sell to the Investor the number of Shares set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions provided for herein. The Investor acknowledges and agrees that, as a result of the Domestication, the Shares that will be issued pursuant hereto shall be shares of common stock in a Delaware corporation (and not shares in a Cayman Islands exempted company).

2. Closing. The closing of the sale of the Shares contemplated hereby (the “Closing”) shall occur following the Domestication on a closing date (the “Closing Date”) specified in the Closing Notice (as defined below), and be conditioned upon the prior or substantially concurrent consummation of the Transaction (the closing date of the Transaction, the “Transaction Closing Date”). Upon delivery of written notice from (or on behalf of) RTP to the Investor (the “Closing Notice”), that RTP reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on an expected Transaction Closing Date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver the Subscription Amount two (2) business days prior to the expected Closing Date specified in the Closing Notice by wire transfer of United States dollars in immediately available funds to the account(s) specified by RTP in the Closing Notice. On or prior to the

Closing Date, RTP shall issue the Shares to the Investor, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or applicable securities laws), and subsequently cause the Shares to be registered in book entry form in the name of the Investor (or its nominee in accordance with its delivery instructions) on RTP’s share register. For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York or governmental authorities in the Cayman Islands (for so long as RTP remains domiciled in Cayman Islands) are authorized or required by law to close. Prior to or at the Closing, Investor shall deliver to RTP a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8. In the event the Transaction Closing Date does not occur within two (2) business days after the Closing Date under this Subscription Agreement, RTP shall promptly (but not later than two (2) business days thereafter) return the Subscription Amount to the Investor by wire transfer of U.S. dollars in immediately available funds to the account specified by the Investor, and any book-entries for the Shares shall be deemed repurchased and cancelled; provided that, unless this Subscription Agreement has been terminated pursuant to Section 8 hereof, such return of funds shall not terminate this Subscription Agreement or relieve the Investor of its obligation to purchase the Shares at the Closing.

3. Closing Conditions. The obligation of the parties hereto to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement is subject to the following conditions: (a) no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby; (b) all conditions precedent to the closing of the Transaction under the Transaction Agreement shall have been satisfied or waived (as determined by the parties to the Transaction Agreement and other than those conditions under the Transaction Agreement which, by their nature, are to be fulfilled at or substantially contemporaneously with the closing of the Transaction); (c)(i) solely with respect to the Investor’s obligation to purchase the Shares pursuant to this Subscription Agreement, the representations and warranties made by RTP, and (ii) solely with respect to the RTP’s obligation to sell the Shares pursuant to this Subscription Agreement, the representations and warranties made by the Investor, in each case, in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date other than (x) those representations and warranties qualified by materiality, Material Adverse Effect (as defined below) or similar qualification, which shall be true and correct in all respects as of the Closing Date and (y) those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects (or, if qualified by materiality, Material Adverse Effect or similar qualification, all respects) as of such date, in each case without giving effect to the consummation of the Transactions; (d)(i) solely with respect to the Investor’s obligation to purchase the Shares pursuant to this Subscription Agreement, RTP shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, and (ii) solely with respect to the RTP’s obligation to close, Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing; and (e) solely with respect to RTP’s obligation to close, the Investor shall have delivered to Morgan Stanley & Co. LLC and Allen & Company LLC (collectively, the “Placement Agents”) a signed copy of the investor representation letter addressed to the Placement Agents in the form of Exhibit I attached hereto and dated as of the Closing Date.

The obligation of the Investor to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement is subject to the following additional conditions: (i) solely with respect to the Investor’s obligation to close, the terms of the Transaction Agreement (as the same exists as of the date of this Subscription Agreement) (including the conditions thereto) shall not have been amended or waived in a manner that is materially adverse to the Investor (in its capacity as such); and (ii) no suspension of the qualification of the Shares for offering or sale or trading in any jurisdiction shall have occurred, and the NYSE (as defined below) shall have conditionally authorized, subject to official notice of issuance, the listing of the Shares acquired pursuant to the Subscription Agreement.

4. Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5. RTP Representations and Warranties. RTP represents and warrants to the Investor that:

(a) As of the date hereof and prior to the Domestication, RTP is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands (to the extent such concept exists in such jurisdiction). RTP has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. As of the Closing Date, following the Domestication, RTP will be duly incorporated, validly existing as a corporation and in good standing under the laws of the State of Delaware, with all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) The Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under RTP’s organizational documents (as in effect at such time of issuance) or under the Delaware General Corporation Law or laws of the Cayman Islands, if applicable.

(c) This Subscription Agreement has been duly authorized, executed and delivered by RTP and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement is enforceable against RTP in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(d) Assuming the accuracy of Investor’s representations and warranties in Section 6 of this Subscription Agreement, the execution, delivery and performance of this Subscription Agreement, including the issuance and sale by RTP of the Shares hereunder, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of RTP or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which RTP or any of its subsidiaries is a party or by which RTP or any of its subsidiaries is bound or to which any of the property or assets of RTP is subject that would reasonably be expected to have a material adverse effect on the business, financial condition, or results of operations of RTP and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or materially affect the validity of the Shares or the legal authority of RTP to comply in all material respects with its obligations under this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of RTP; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over RTP or any of its properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of RTP to comply in all material respects with its obligations under this Subscription Agreement.

(e) As of their respective filing dates, all reports required to be filed by RTP with the U.S. Securities and Exchange Commission (the “SEC”) since September 19, 2020 (the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder. None of the SEC Reports filed under the Exchange Act included, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that RTP makes no such representation or warranty with respect to any registration statement or any proxy statement/prospectus to be filed by RTP with respect to the Transaction or any other information relating to the Company or any of its affiliates included in any SEC Report or filed as an exhibit thereto. RTP has timely filed with the SEC each SEC Report that RTP was required to file with the SEC. As of the date hereof, there are no material outstanding or unresolved comments in comment letters received by RTP from the SEC (including from the staff of the Division of Corporation Finance of the SEC) with respect to any of the SEC Reports.

(f) RTP is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the issuance of the Shares pursuant to this Subscription Agreement, other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) the filings required in accordance with Section 12 of this Subscription Agreement; (iv) those required by the New York Stock Exchange or Nasdaq, including with respect to obtaining approval of RTP’s stockholders, and (v) the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(g) As of the date hereof, the authorized share capital of RTP consists of 500,000,000 Class A ordinary shares, par value $0.0001 per share (“Class A Shares”), 50,000,000 Class B ordinary shares, par value $0.0001 per share (“Class B Shares”), and 5,000,000 preference shares, par value $0.0001 per share (“Preferred Shares”). As of the date hereof: (i) 69,000,000 Class A Shares, 17,250,000 Class B Shares and no Preferred Shares were issued and outstanding; and (ii) 28,783,333 warrants, each exercisable to purchase one Class A Share at $11.50 per share (“Warrants”), were issued and outstanding, including 11,533,333 private placement warrants. No Warrants are exercisable on or prior to the Closing.

(h) There are no securities or instruments issued by or to which RTP is a party containing anti-dilution or similar provisions that will be triggered, and not fully waived by the holder of such securities or instruments pursuant to a written agreement or consent, by the issuance of the Shares pursuant to this Subscription Agreement, the Insider PIPE Investment or any Other Subscription Agreements.

(i) As of the date hereof, RTP has not received any written communication from a governmental authority that alleges that RTP is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(j) Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6 of this Subscription Agreement, no registration under the Securities Act of 1933, as amended (the “Securities Act”), is required for the offer and sale of the Shares by RTP to the Investor and the Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

(k) Neither RTP nor any person acting on its behalf has offered or sold the Shares by any form of general solicitation or general advertising in violation of the Securities Act.

(l) As of the date hereof, the issued and outstanding Class A ordinary shares of RTP are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the New York Stock Exchange (the “NYSE”). Following the Domestication, the Shares will continue to be registered under the Exchange Act and be listed for trading on the NYSE. There is no suit, action, proceeding or investigation pending or, to the knowledge of RTP, threatened against RTP by the NYSE or the SEC with respect to any intention by such entity to deregister the Shares or prohibit or terminate the listing of the Shares on the NYSE, excluding, for the purposes of clarity, the customary ongoing review by NYSE in connection with the Transaction, RTP has taken no action that is designed to terminate the registration of the Shares under the Exchange Act prior to the Closing.

(m) Except for such matters as have not had and would not reasonably be expected to have a Material Adverse Effect, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of RTP, threatened in writing against RTP or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against RTP.

(n) The Other Subscription Agreements reflect the same Price Per Share and other terms with respect to the purchase of the Shares that are not materially more favorable to similarly situated subscribers thereunder than the terms of this Subscription Agreement, other than terms particular to the regulatory requirements of such subscriber or its affiliates or related funds. For the avoidance of doubt, this Section 5(n) shall not apply to any document entered into in connection with the Insider PIPE Investment; provided, however, that such Insider PIPE Investment shall be with respect to the same class of Class A common stock being acquired by the Investor hereunder and at the same Price Per Share.

(o) RTP is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Shares.

6. Investor Representations and Warranties. The Investor represents and warrants to RTP that:

(a) The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7) or (8) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for his, her or its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Shares.

(b) The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Shares have not been registered under the Securities Act and that RTP is not required to register the Shares except as set forth in Section 7 of this Subscription Agreement. The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to RTP or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each case, in accordance with any applicable securities laws of the states of the United States and other applicable jurisdictions. The Investor acknowledges and agrees that the Shares will be subject to these securities law transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that the Shares will not immediately be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act, and that the provisions of Rule 144(i) will apply to the Shares. The Investor acknowledges and agrees that it has been advised to consult legal, tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.

(c) The Investor acknowledges and agrees that the book-entry position representing the Shares will bear or reflect, as applicable, a legend substantially similar to the following (provided that such legend shall be subject to removal in accordance with Section Error! Reference source not found. hereof):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT THESE SECURITIES MAY NOT BE OFFERED, RESOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF BY THE HOLDER ABSENT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT EXCEPT (I) TO THE ISSUER OR A SUBSIDIARY THEREOF, (II) TO NON-U.S. PERSONS PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (III) PURSUANT TO ANOTHER APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND THE APPLICABLE LAWS OF ANY OTHER JURISDICTION.”

(d) The Investor acknowledges and agrees that the Investor is purchasing the Shares from RTP. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of RTP, the Company, any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of RTP expressly set forth in Section 5 of this Subscription Agreement.

(e) The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including, with respect to RTP, the Transaction and the business of the Company and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that he, she or it has reviewed RTP’s filings with the SEC. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

(f) The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and RTP, the Company or a representative of RTP or the Company, and the Shares were offered to the Investor solely by direct contact between the Investor and RTP, the Company or a representative of RTP or the Company. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges that RTP represents and warrants that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, RTP, the Company, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing), other than the representations and warranties of RTP contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in RTP.

(g) The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in RTP’s filings with the SEC. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor acknowledges that Investor shall be responsible for any of the Investor’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that neither RTP nor the Company has provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by the Subscription Agreement.

(h) Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in RTP. The Investor acknowledges specifically that a possibility of total loss exists.

(i) In making its decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor and the representations and warranties in Section 5. Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by or on behalf of the Placement Agents or any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing concerning RTP, the Company, the Transaction, the Transaction Agreement, this Subscription Agreement or the transactions contemplated hereby or thereby, the Shares or the offer and sale of the Shares.

(j) The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

(k) The Investor, if not a natural person, has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(l) The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not a natural person, will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of the Investor on this Subscription Agreement is genuine, and the signatory, if the Investor is a natural person, has legal competence and capacity to execute the same or, if the Investor is not a natural person, the signatory has been duly authorized to execute the same, and, assuming that this Subscription Agreement constitutes the valid and binding agreement of RTP, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(m) Neither the Investor nor, if the Investor is not a natural person, any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function, is (i) a person named on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List, or any other similar list of sanctioned persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control, or any similar list of sanctioned persons administered by the European Union or any individual European Union member state, or the United Kingdom (collectively, “Sanctions Lists”); (ii) directly or indirectly owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, or the United Kingdom; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The Investor represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required by applicable law, the Investor also represents that it maintains policies and procedures reasonably designed to ensure compliance with sanctions administered by the United States, the European Union, or any individual European Union member state, or the United Kingdom, to the extent applicable to it. The Investor further represents that the funds held by the Investor and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(n) If the Investor is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws,” and together with ERISA Plans, “Plans”), the Investor represents and warrants that (A) it has not relied on RTP or any of its affiliates for investment advice or has otherwise acted as the Plan’s fiduciary, with respect to its decision to acquire and hold the Shares, and none of the parties to the Transaction is or shall at any time be the Plan’s fiduciary with respect to any decision in connection with the Investor’s investment in the Shares; and (B) its purchase of the Shares will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any applicable Similar Law.

(o) The Investor hereby understands and acknowledges that no disclosure or offering document has been prepared by any of the Placement Agents or any of their respective affiliates in connection with the offer and sale of the Shares.

(p) The Investor hereby understands and acknowledges that none of the Placement Agents, nor any of their respective affiliates, nor any control persons, officers, directors, employees, agents or representatives of any of the foregoing has made any independent investigation with respect to RTP, the Company or its subsidiaries or any of their respective businesses, or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by RTP.

(q) In connection with the issue and purchase of the Shares, none of the Placement Agents, nor any of their respective affiliates, has acted as the Investor’s financial advisor or fiduciary.

(r) The Investor has or has commitments to have and, when required to deliver payment to RTP pursuant to Section 2 above, will have sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.

(s) The Investor agrees that, from the date of this Subscription Agreement until the Closing or the earlier termination of this Subscription Agreement, none of the Investor, its controlled affiliates, or any person or entity acting on behalf of the Investor or any of its controlled affiliates or pursuant to any understanding with the Investor or any of its controlled affiliates will engage in any Short Sales with respect to the Shares; provided that nothing herein shall prohibit such persons from engaging in hedging transactions with respect to other securities of RTP, including Shares acquired in open market purchases, so long as such person does not create any “put equivalent position,” as such term is defined in Rule 16a-1 under the Exchange Act, or short sale positions, with respect to the Shares, nor shall this Subscription Agreement prohibit any other investment portfolios of the Investor that have no knowledge of this Subscription Agreement or of Investor’s participation in this transaction (including Investor’s controlled affiliates and/or affiliates) from entering into any short sales or engaging in other hedging transactions. For the purposes hereof, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

7. Registration Rights.

(a) RTP agrees that, within thirty (30) calendar days following the Closing Date (such deadline, the “Filing Deadline”), RTP will submit to or file with the SEC a registration statement for a shelf registration on Form S-1 or Form S-3 (if RTP is then eligible to use a Form S-3 shelf registration) (the “Registration Statement”), in each case, covering the resale of the Shares acquired by the Investor pursuant to this Subscription Agreement which are eligible for registration (determined as of two (2) business days prior to such submission or filing) (the “Registrable Shares”) and RTP shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day following the filing date thereof if the SEC notifies RTP that it will “review” the Registration Statement) and (ii) the 10th business day after the date RTP is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”); provided, however, that RTP’s obligations to include the Registrable Shares in the Registration Statement are contingent upon the Investor furnishing in writing to RTP such information regarding the Investor or its permitted assigns, the securities of RTP held by the Investor and the intended method of disposition of the Registrable Shares (which shall be limited to non-underwritten public offerings) as shall be reasonably requested by RTP to effect the registration of the Registrable Shares at least five (5) business days in advance of the expected filing date of the Registration Statement, and the Investor shall execute such documents in connection with such registration as RTP may reasonably request that are customary of a selling stockholder in similar situations, including providing that RTP shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement, if applicable, during any customary blackout or similar period or as permitted hereunder; provided that the Investor shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Shares. Notwithstanding the foregoing, if the SEC prevents RTP from including any or all of the shares proposed to be registered under a Registration Statement due to limitations on the use of Rule 415 under the Securities Act for the resale of the Shares pursuant to this Section 7 by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted to be registered by the SEC. In such event, the number of Shares to be registered for each selling stockholder named in such Registration Statement shall be reduced pro rata among all such selling stockholders. In the event RTP amends the Registration Statement in accordance with the foregoing, RTP will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by the SEC, one or more registration statements to register the resale of those Registrable Shares that were not registered on the initial Registration Statement, as so amended. In no event shall the Investor be identified as a statutory underwriter in the Registration Statement unless requested by the SEC; provided, that if the SEC requests that the Investor be identified as a statutory underwriter in the Registration Statement, the Investor will have an opportunity to withdraw its Shares from the Registration Statement. For as long as the Investor holds Shares, RTP will use commercially reasonable efforts to file all reports for so long as the condition in Rule 144(c)(1) (or Rule 144(i)(2), if applicable) is required to be satisfied, and provide all customary and reasonable cooperation, necessary to enable the undersigned to resell the Shares pursuant to Rule 144 of the Securities Act (in each case, when Rule 144 of the Securities Act becomes available to the Investor). Any failure by RTP to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Deadline shall not otherwise relieve RTP of its obligations to file or effect the Registration Statement as set forth above in this Section 7. In the case of the registration, qualification, exemption or compliance effected by RTP pursuant to this Subscription Agreement, RTP shall, upon reasonable request, respond to the Investor as to the status of such registration, qualification, exemption and compliance.

(b) At its expense RTP shall:

(i) except for such times as RTP is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which RTP determines to obtain, continuously effective with respect to the Investor, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (A) the Investor ceases to hold any Registrable Shares, (B) the date all Registrable Shares held by the Investor may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for RTP to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (C) three (3) years from the date of effectiveness of the Registration Statement. The period of time during which RTP is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”;

(ii) during the Registration Period, advise the Investor, as expeditiously as possible:

(1) when a Registration Statement or any amendment thereto has been filed with the SEC;

(2) after it shall receive notice or obtain knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(3) of the receipt by RTP of any notification with respect to the suspension of the qualification of the Registrable Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(4) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, RTP shall not, when so advising the Investor of such events, provide the Investor with any material, nonpublic information regarding RTP other than to the extent that providing notice to the Investor of the occurrence of the events listed in (1) through (4) above constitutes material, nonpublic information regarding RTP;

(iii) during the Registration Period, use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv) during the Registration Period, upon the occurrence of any event contemplated in Section 7(b)(ii)(4) above, except for such times as RTP is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, RTP shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(v) during the Registration Period, use its commercially reasonable efforts to cause all Registrable Shares to be listed on each securities exchange or market, if any, on which the shares of Class A common stock issued by RTP have been listed;

(vi) during the Registration Period, use its commercially reasonable efforts to allow the Investor to review disclosure regarding the Investor in the Registration Statement; and

(vii) during the Registration Period, otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Investor, consistent with the terms of this Subscription Agreement, in connection with the registration of the Registrable Shares.

(c) Notwithstanding anything to the contrary in this Subscription Agreement, RTP shall be entitled to delay the filing or effectiveness of, or suspend the use of, the Registration Statement if it determines, upon advice of legal counsel (either internal or external), that in order for the Registration Statement not to contain a material misstatement or omission, (i) an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, (ii) the negotiation or consummation of a transaction by RTP or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event RTP’s board of directors reasonably believes would require additional disclosure by RTP in the Registration Statement of material information that RTP has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of RTP’s board of directors to cause the Registration Statement to fail to comply with applicable disclosure requirements, or (iii) in the good faith judgment of the majority of the members of RTP’s board of directors, such filing or effectiveness or use of such Registration Statement, would be seriously detrimental to the Company and the majority of the members of RTP’s board of directors concludes as a result that it is essential to defer such filing (each such circumstance, a “Suspension Event”); provided, however, that RTP may not delay or suspend the Registration Statement on more than two occasions or for more than forty-five (45) consecutive calendar days, or more than ninety (90) total calendar days in each case during any twelve month period. Upon receipt of any written notice from RTP of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the prospectus) not misleading, the Investor agrees that (i) it will immediately discontinue offers and sales of the Registrable Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Investor receives copies of a supplemental or amended prospectus (which RTP agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by RTP that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by RTP unless otherwise required by law or subpoena. If so directed by RTP, the Investor will deliver to RTP or, in the Investor’s sole discretion destroy, all copies of the prospectus covering the Registrable Shares in the Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Shares shall not apply (A) to the extent the Investor is required to retain a copy of such prospectus (1) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up.

The Investor may deliver written notice (an “Opt-Out Notice”) to RTP requesting that the Investor not receive notices from RTP otherwise required by this Section 7(c); provided, however, that the Investor may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from the Investor (unless subsequently revoked), (i) RTP shall not deliver any such notices to the Investor and the Investor shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to the Investor’s intended use of an effective Registration Statement, the Investor will notify RTP in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 7(c)) and the related suspension period remains in effect, RTP will so notify the Investor, within one (1) business day of the Investor’s notification to RTP, by delivering to the Investor a copy of such previous notice of Suspension Event, and thereafter will provide the Investor with the related notice of the conclusion of such Suspension Event promptly following its availability.

(d) Indemnification.

(i) RTP agrees to indemnify, to the extent permitted by law, the Investor (to the extent a seller under the Registration Statement), its directors, officers, partners, managers, members, stockholders, agents, advisors, and each person or entity who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), to the extent permitted by law, against all losses, claims, damages, liabilities and reasonable and documented out of pocket expenses (including reasonable and documented outside attorneys’ fees of one law firm) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to RTP by or on behalf of such Investor expressly for use therein.

(ii) In connection with any Registration Statement in which an Investor is participating, such Investor shall furnish (or cause to be furnished) to RTP in writing such information and affidavits as RTP reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, the Investor shall, severally and not jointly with any Other Investor or investor, indemnify RTP, its directors, officers, agents, advisors, and each person or entity who controls RTP (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable and documented outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in (or not contained in, in the case of an omission) any information or affidavit so furnished in writing by or on behalf of such Investor expressly for use therein; provided, however, that the liability of such Investor shall be several and not joint with any other investor and shall be in proportion to and not exceed the dollar amount of the net proceeds received by such Investor from the sale of Registrable Shares giving rise to such indemnification obligation.

(iii) Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities.

(v) If the indemnification provided under this Section 7(d) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of the Investor shall be limited to the net proceeds received by such Investor from the sale of Registrable Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 7(d)(i), (ii) and (iii) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(d)(v) from any person or entity who was not guilty of such fraudulent misrepresentation.

(e) If the Shares acquired hereunder are at any time either eligible to be sold (i) pursuant to an effective Registration Statement or (ii) without volume or manner of sale limitations under Rule 144 under the Securities Act, then at the Investor’s request, RTP will take all such actions necessary (including, if required by RTP’s transfer agent, delivering an opinion of RTP’s counsel in a form reasonably acceptable to RTP’s transfer agent; provided, however, that any obligation by RTP’s counsel to deliver such opinion shall be contingent upon the Investor furnishing such materials that are reasonably requested by RTP’s counsel), in cooperation with RTP’s transfer agent, to ensure that any restrictive legend set forth on such Shares will be removed.

8. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (i) such date and time as the Transaction Agreement is terminated in accordance with its terms, (ii) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (iii) if the conditions to Closing set forth in Section 3 of this Subscription

Agreement are not satisfied, or are not capable of being satisfied, on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be or are not consummated at the Closing and (iv) August 23, 2021, if the Closing has not occurred by such date; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. RTP shall notify the Investor of the termination of the Transaction Agreement promptly after the termination of such agreement. Upon the termination of this Subscription Agreement in accordance with this Section 8, any monies paid by the Investor to RTP in connection herewith shall be promptly (and in any event within one business day after such termination) returned to the Investor.

9. Trust Account Waiver. The Investor acknowledges that RTP is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving RTP and one or more businesses or assets. The Investor further acknowledges that, as described in RTP’s prospectus relating to its initial public offering dated September 16, 2020 (the “September 16 Prospectus”) available at www.sec.gov, substantially all of RTP’s assets consist of the cash proceeds of RTP’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of RTP, its public shareholders and the underwriter of RTP’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to RTP to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the September 16 Prospectus. For and in consideration of RTP entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement; provided, that nothing in this Section 9 shall be deemed to limit the Investor’s right, title, interest or claim to the Trust Account by virtue of the Investor’s record or beneficial ownership of Class A ordinary shares of RTP acquired by any means other than pursuant to this Subscription Agreement, including but not limited to any redemption right with respect to any such securities of RTP.

10. Miscellaneous.

(a) Without the prior written consent of RTP, neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned, other than an assignment to any fund or account managed by the same investment manager as the Investor or an affiliate thereof, subject to, if such transfer or assignment is prior to the Closing, such transferee or assignee, as applicable, executing a joinder to this Subscription Agreement or a separate subscription agreement in substantially the same form as this Subscription Agreement, including with respect to the Subscription Amount and other terms and conditions, provided, that, in the case of any such transfer or assignment, the initial party to this Subscription Agreement shall remain bound by its obligations under this Subscription Agreement in the event that the transferee or assignee, as applicable, does not comply with its obligations to consummate the purchase of Shares contemplated hereby. Neither this Subscription Agreement nor any rights that may accrue to RTP hereunder or any of RTP’s obligations may be transferred or assigned other than pursuant to the Transaction.

(b) RTP may request from the Investor such additional information as RTP may deem necessary to evaluate the eligibility of the Investor to acquire the Shares and in connection with the inclusion of the Shares in the Registration Statement, and the Investor shall provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures, provided that RTP agrees to keep any such information provided by Investor confidential, except as may be required by applicable law, rule, regulation or in connection with any legal proceeding or regulatory request. The Investor acknowledges that RTP may file a copy of this Subscription Agreement with the SEC as an exhibit to a current or periodic report or a registration statement of RTP.

(c) The Investor acknowledges that RTP and the Placement Agents (as third party beneficiaries with the right to enforce Section 4, Section 5, Section 6, Section 10, and Section 11 hereof on their own behalf and not, for the avoidance of doubt, on behalf of RTP) will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in this Subscription Agreement. Prior to the Closing, each party hereto agrees to promptly notify the other parties hereto and the Placement Agents if any of such party’s respective acknowledgments, understandings, agreements, representations and warranties set forth in Section 5 and Section 6 hereof, as applicable, are no longer accurate.

(d) RTP, the Placement Agents and the Investor are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e) This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 8 above) except by an instrument in writing, signed by each of the parties hereto and, to the extent required by the Transaction Agreement, the Company. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties and third party beneficiaries hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(f) This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 7(d) and Section 10(c) with respect to the persons referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

(g) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(h) If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(i) This Subscription Agreement may be executed in one or more counterparts (including by electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(j) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(k) All of the representations and warranties contained in this Subscription Agreement shall survive the Closing. All of the covenants and agreements made by each party hereto in this Subscription Agreement shall survive the Closing until the expiration of any statute of limitations pursuant to applicable law or in accordance with their respective terms, if a shorter period.

(l) THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE) SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY,

AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 13 OF THIS SUBSCRIPTION AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE.

(m) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10(m).

11. Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of RTP expressly contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in RTP. The Investor acknowledges and agrees that none of (i) any other investor pursuant to this Subscription Agreement or any other subscription agreement related to the private placement of the Shares (including the investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) the Placement Agents, their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, (iii) any other party to the Transaction Agreement (other than RTP), or (iv) any affiliates, or any control persons, officers, directors, employees, partners, agents or representatives of any of RTP, the Company or any other party to the Transaction Agreement (other than RTP) shall be liable to the Investor, or to any other investor, pursuant to this Subscription Agreement or any other subscription agreement related to the private placement of the Shares, the negotiation hereof or thereof or the subject matter hereof or thereof, or the transactions contemplated hereby or thereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.

12. Press Releases. RTP shall, by 9:00 a.m., New York City time, on the first business day immediately following the date of this Subscription Agreement, issue one or more press releases or furnish or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, the PIPE Investment, all material terms of the Transaction and any other material, non-public information that RTP has provided to the Investor at any time prior to the filing of the Disclosure Document. From and after the disclosure of the Disclosure Document, to the knowledge of RTP, the Investors shall not be in possession of any material, non-public information received from RTP or any of its officers, directors employees, or agents (including the Placement Agents), and the Investor shall no longer be subject to any confidentiality obligations under any current agreement, whether written or oral, with RTP, the Placement Agents or any of their respective affiliates in connection with the Transaction. All press releases or other public communications relating to the transactions contemplated hereby between RTP and the Investor, and the method of the release for publication thereof, shall be subject to the prior approval of (i) RTP, and (ii) to the extent such press release or public communication references the Investor or its affiliates or investment advisors by name, the Investor, which approval shall not be unreasonably withheld or conditioned. The restriction in this Section 12 shall not apply to the extent the public announcement is required by applicable securities law, any governmental authority or stock exchange rule; provided, that in such an event, the applicable party shall use its commercially reasonable efforts to consult with the other party in advance as to its form, content and timing.

13. Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

If to the Investor, to the address provided on the Investor’s signature page hereto.

If to RTP, to:

Reinvent Technology Partners

215 Park Avenue, Floor 11

New York, New York 10003

Attention:        David Cohen

Email:              david@reinventcap.com

with copies to (which shall not constitute notice), to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001

Attention:        Howard L. Ellin

                         Christopher M. Barlow

                         Shana Elberg

Email:             howard.ellin@skadden.com

                         christopher.barlow@skadden.com

                         shana.elberg@skadden.com

and

Joby Aero, Inc.

340 Woodpecker Ridge Road

Santa Cruz, CA 95060

Attention:        Legal Department

Email:              legal@jobyaviation.com

and

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

Attention:        Ryan Maierson

                         Benjamin Potter

                         Saad Khanani

Email:              Ryan.Maierson@lw.com

               Benjamin.Potter@lw.com

               Saad.Khanani@lw.com

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

14. Massachusetts Business Trust. If Investor is a Massachusetts Business Trust, a copy of the Agreement and Declaration of Trust of Investor or any affiliate thereof is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that the Subscription Agreement is executed on behalf of the trustees of Investor or any affiliate thereof as trustees and not individually and that the obligations of the Subscription Agreement are not binding on any of the trustees, officers or stockholders of Investor or any affiliate thereof individually but are binding only upon Investor or any affiliate thereof and its assets and property.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By:
Name:
Title:

Name in which Shares are to be registered (if different):	Date: ________, 2021

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:
Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:

Number of Shares subscribed for:

Aggregate Subscription Amount: $	Price Per Share: $10.00

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by RTP in the Closing Notice.

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, RTP has accepted this Subscription Agreement as of the date set forth below.

REINVENT TECHNOLOGY PARTNERS

By:
Name: Michael Thompson
Title: Chief Executive Officer and Chief
Financial Officer

Date:                 , 2021

[Signature Page to Subscription Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

** OR **

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.

☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐

Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐

Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment advisor makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐

Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

This page should be completed by the Investor

and constitutes a part of the Subscription Agreement.

[Schedule A to Subscription Agreement]

Exhibit I

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Allen & Company LLC

711 Fifth Avenue

New York, New York 10022

Reinvent Technology Partners

215 Park Avenue, Floor 11

New York, NY 10003

Re: Purchase of equity securities (the “Securities”) issued by Reinvent Technology Partners (the “Company”)

Ladies and Gentlemen:

In connection with the offer and sale of the Securities to be issued by the Company, we represent, warrant, agree and acknowledge as follows:

1. No disclosure or offering document has been prepared in connection with the offer and sale of the Securities by Morgan Stanley & Co. LLC and Allen & Company LLC or any of their respective affiliates (“Placement Agents”).

2. (a) We have conducted our own investigation of the Company and the Securities and we have not relied on any statements or other information provided by the Placement Agents concerning the Company or the Securities or the offer and sale of the Securities, (b) we have had access to, and an adequate opportunity to review, financial and other information as we deem necessary to make our decision to purchase the Securities, (c) we have been offered the opportunity to ask questions of the Company and received answers thereto, as we deemed necessary in connection with our decision to purchase the Securities; and (d) we have made our own assessment and have satisfied ourselves concerning the relevant tax and other economic considerations relevant to our investment in the Securities.

3. The Placement Agents and their respective directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company or the Securities or the accuracy, completeness or adequacy of any information supplied to us by the Company.

4. In connection with the issue and purchase of the Securities, the Placement Agents have not acted as our financial advisor or fiduciary.

5. We are (x) a qualified institutional buyer (as defined in Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”)), or (y) an accredited investor (as defined in Rule 501 of the Securities Act). Accordingly, we understand that the offering meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J).

6. We (i) are an institutional account as defined in FINRA Rule 4512(c), (ii) are a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (iii) have exercised independent judgment in evaluating our participation in the purchase of the Securities. Accordingly, we understand that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

7. We are aware that the sale to us is being made in reliance on a private placement exemption from registration under the Securities Act and are acquiring the Securities for our own account or for an account over which we exercise sole discretion for another qualified institutional buyer or accredited investor.

[Schedule A to Subscription Agreement]

8. We are able to fend for ourselves in the transactions contemplated herein; have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our prospective investment in the Securities; and have the ability to bear the economic risks of our prospective investment and can afford the complete loss of such investment.

9. The Securities have not been registered under the Securities Act or any other applicable securities laws, are being offered for resale in transactions not requiring registration under the Securities Act, and unless so registered, may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities laws, pursuant to any exemption therefrom or in a transaction not subject thereto.

Very truly yours,

[NAME OF INVESTOR]

By: ____________________
Name:
Title:

Date:

[Schedule A to Subscription Agreement]